Exhibit 99.1

SELECTED PRO FORMA AND HISTORICAL FINANCIAL DATA

Unaudited Pro Forma Condensed Combined Financial Statements of Axiall Corporation

The following Unaudited Pro Forma Condensed Combined Financial Statements of Axiall Corporation (formerly known as Georgia Gulf Corporation) present the combination of the historical financial statements of Axiall and the PPG Chlor-alkali and Derivatives Business adjusted to give effect to: (1) the Merger and (2) all related transactions, including borrowings under the Term Facility, the issuance of the Splitco notes and the Distribution contemplated by the Merger Agreement and the Separation Agreement (collectively the “Financing Transactions”).  Capitalized terms used herein are defined below under the caption “Helpful Definitions.”

The Unaudited Pro Forma Condensed Combined Statements of Income for the nine months ended September 30, 2012 and for the fiscal year ended December 31, 2011 combine the historical Consolidated Statements of Income of Axiall and the historical Combined Statements of Income for the PPG Chlor-alkali and Derivatives Business, giving effect to the Merger as if it had been consummated on January 1, 2011, the beginning of the earliest period presented. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical Condensed Consolidated Balance Sheet of Axiall and the historical Condensed Combined Balance Sheet of the PPG Chlor-alkali and Derivatives Business as of September 30, 2012, giving effect to the Merger as if it had been consummated on September 30, 2012.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting with Axiall considered the acquirer of the PPG Chlor-alkali and Derivatives Business. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values with any excess purchase price allocated to goodwill. The pro forma purchase price allocation was based on an estimate of the fair market values of the tangible and intangible assets and liabilities related to the PPG Chlor-alkali and Derivatives Business. In arriving at the estimated fair market values, Axiall has considered the appraisals of independent consultants which were based on a preliminary and limited review of the assets related to the PPG Chlor-alkali and Derivatives Business that were transferred. Axiall expects to complete the purchase price allocation after considering the appraisal of the PPG Chlor-alkali and Derivatives Business’s assets at the level of detail necessary to finalize the required purchase price allocation. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material.

The PPG Chlor-alkali and Derivatives Business’s historical combined financial statements have been “carved-out” from PPG’s consolidated financial statements and reflect assumptions and allocations made by PPG. The PPG Chlor-alkali and Derivatives Business’s historical combined financial statements include all revenues, costs, assets and liabilities that are directly attributable to the PPG Chlor-alkali and Derivatives Business. In addition, certain expenses reflected in the PPG Chlor-alkali and Derivatives Business’s combined financial statements are an allocation of corporate expenses from PPG. Such expenses include, but are not limited to, centralized PPG support functions including legal, accounting, tax, treasury, payroll and benefits administration, information technology and purchasing. The actual costs that may have been incurred if the PPG Chlor-alkali and Derivatives Business had been a stand-alone company would be dependent on a number of factors including the chosen organizational structure and strategic decisions made as to information technology and infrastructure requirements. As such, the PPG Chlor-alkali and Derivatives Business’s combined financial statements do not necessarily reflect what the PPG Chlor-alkali and Derivatives Business’s financial condition and results of operations would have been had the PPG Chlor-alkali and Derivatives Business operated as a stand-alone company during the periods or at the date presented.

The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Merger.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with:

•                  the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•                  Axiall’s audited and unaudited historical consolidated financial statements and related notes for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively, which are included in Axiall’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (filed with the SEC on February 24, 2012) and Axiall’s Quarterly Report on Form 10-Q for the period ended September 30, 2012 (filed with the SEC on November 8, 2012); and

•                  the PPG Chlor-alkali and Derivatives Business’s audited and unaudited historical combined financial statements for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively, which are included in Axiall’s Registration Statement on Form S-4 (Registration No. 333-183724) declared effective by the SEC on December 27, 2012.

AXIALL CORPORATION AND SUBSIDIARIES UNAUDITED PRO FORMA

CONDENSED COMBINED BALANCE SHEET

As of September 30, 2012

(In millions)

	Historical		Pro Forma Adjustments
	Axiall Corporation	PPG Chlor- alkali and Derivatives Business	Acquisition Adjustments (Note 2)		Financing Adjustments (Note 3)		Axiall Corporation Pro Forma Condensed Combined
Assets
Cash and cash equivalents	$118.5	$19.0	$(279.0)	A	$253.0	A	$107.9
			(3.6)	B
Receivables, net of allowance for doubtful accounts	389.0	287.0	(5.5)	C	—		670.5
Inventories	297.5	66.0	56.5	D	—		420.0
Prepaid expenses and other	11.1	—	14.5	F	—		25.6
Deferred income taxes	17.4	—	2.5	F	—		19.9
Other	—	17.0	(17.0)	F	—		—
Total current assets	833.5	389.0	(231.6)		253.0		1,243.9
Property, plant and equipment, net	636.8	367.0	580.8	G	—		1,585.7
			1.1	E
Investments	—	20.0	(0.7)	E	—		—
			(19.3)	F
Goodwill	218.7	—	1,572.2	H	—		1,790.9
Intangible assets, net	44.3	5.0	1,126.0	I	—		1,175.3
Deferred income taxes	4.1	—	—		—		4.1
Other assets, net	63.6	5.0	(0.4)	E	26.0	A	113.5
			19.3	F
Total assets	$1,801.0	$786.0	$3,047.4		$279.0		$5,913.4

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$49.8	$—	$—		$—		$49.8
Accounts payable	213.4	117.0	(5.5)	C	—		325.9
			1.0	F
Interest payable	9.7	—	—		—		9.7
Income taxes payable	14.8	—	1.9	F	—		16.7
Accrued compensation	33.8	25.0	11.1	F	—		69.9
Other accrued liabilities	64.4	71.0	(13.2)	F	—		143.4
			21.2	J
Total current liabilities	385.9	213.0	16.5		—		615.4
Long-term debt	447.9	—	688.0	A	279.0	B	1,414.9
Lease financing obligation	113.8	—	—		—		113.8
Liability for unrecognized income tax benefits	18.8	—	—		—		18.8
Deferred income taxes	184.2	—	0.9	F	—		825.2
			640.1	J
Other non-current liabilities	65.3	318.0	58.2	F	—		441.5
Total liabilities	1,215.9	531.0	1,403.7		279.0		3,429.6
Commitments and contingencies
Stockholders’ equity:
Common stock	0.3	—	0.4	K	—		0.7
Additional paid-in capital	486.4	—	1,770.6	K	—		2,257.0
Accumulated other comprehensive loss, net of tax	(10.2)	(185.0)	185.0	K	—		(10.2)
Retained earnings (deficit)	108.6	—	(3.6)	K	—		105.0
Parent company investment	—	426.0	(426.0)	K	—		—
Noncontrolling interest	—	14.0	117.3	K	—		131.3
Total stockholders’ equity	585.1	255.0	1,643.7		—		2,483.8
Total liabilities and stockholders’ equity	$1,801.0	$786.0	$3,047.4		$279.0		$5,913.4

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

AXIALL CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Nine Months ended September 30, 2012

(In millions)

	Historical		Pro Forma Adjustments				Axiall
	Axiall Corporation	PPG Chlor- alkali and Derivatives Business	Acquisition Adjustments (Note 2)		Financing Adjustments (Note 3)		Corporation Pro Forma Condensed Combined
Net Sales	$2,541.1	$1,292.0	$(39.4)	L	$—		$3,793.7
Operating costs and expenses:
Cost of sales	2,210.5	884.0	54.7	M	—		3,149.2
Selling, general and administrative	152.9	91.0	41.3	N	—		285.2
Transaction related costs, restructuring and other, net	26.4	1.0	(16.3)	O	—		11.1
Depreciation and amortization	—	32.0	(30.9)	M	—		—
			(1.1)	N
Research and development	—	1.0	(0.2)	M	—		—
			(0.8)	N
Other charges	—	8.0	—		—		8.0
Other earnings	—	(13.0)	—		—		(13.0)
Gain on sale of assets	(19.3)	—	—		—		(19.3)
Total operating costs and expenses	2,370.5	1,004.0	46.7		—		3,421.2
Operating income (loss)	170.6	288.0	(86.1)		—		372.5
Interest expense, net	(43.6)	—	—		(35.5)	C	(79.1)
Foreign exchange loss	(0.6)	—	—		—		(0.6)
Income before income taxes	126.4	288.0	(86.1)		(35.5)		292.8
Provision (benefit) for income taxes	38.1	95.0	(32.3)	P	(13.3)	D	87.5
Net income	88.3	193.0	(53.8)		(22.2)		205.3
Less: net income attributable to noncontrolling interest	—	10.0	(3.4)	Q	—		6.6
Net income attributable to controlling shareholders	$88.3	$183.0	$(50.4)		$(22.2)		$198.7

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

AXIALL CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

Year ended December 31, 2011

(In millions)

	Historical		Pro Forma Adjustments				Axiall
	Axiall Corporation	PPG Chlor- alkali and Derivatives Business	Acquisition Adjustments (Note 2)		Financing Adjustments (Note 3)		Corporation Pro Forma Condensed Combined
Net Sales	$3,222.9	$1,741.0	$(88.2)	L	$—		$4,875.7
Operating costs and expenses:
Cost of sales	2,919.6	1,224.0	47.9	M	—		4,191.5
Selling, general and administrative	168.2	123.0	70.0	N	—		361.2
Long-lived asset impairment charges	8.3	—	—				8.3
Transaction related costs, restructuring and other, net	3.3	—	—		—		3.3
Depreciation and amortization	—	41.0	(39.8)	M	—		—
			(1.2)	N
Research and development	—	2.0	(0.6)	M	—		—
			(1.4)	N
Other charges	—	10.0	—		—		10.0
Other earnings	—	(27.0)	—		—		(27.0)
Gain on sale of assets	(1.1)	—	—		—		(1.1)
Total operating costs and expenses	3,098.3	1,373.0	74.9		—		4,546.2
Operating income (loss)	124.6	368.0	(163.1)		—		329.5
Interest expense	(65.7)	—	—		(47.4)	C	(113.1)
Loss on redemption and other debt costs	(4.9)	—	—		—		(4.9)
Foreign exchange loss	(0.8)	—	—		—		(0.8)
Interest income	0.3	—	—		—		0.3
Income before income taxes	53.5	368.0	(163.1)		(47.4)		211.0
(Benefit) provision for income taxes	(4.3)	122.0	(61.1)	P	(17.8)	D	38.8
Net income	57.8	246.0	(102.0)		(29.6)		172.2
Less: net income attributable to noncontrolling interest	—	13.0	(4.9)	Q	—		8.1
Net income attributable to controlling shareholders	$57.8	$233.0	$(97.1)		$(29.6)		$164.1

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

AXIALL CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(In millions, except per share data and percentages)

Note 1. Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements of Axiall Corporation (formerly known as Georgia Gulf Corporation) present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of each of Axiall and the PPG Chlor-alkali and Derivatives Business, after giving effect to the Merger and all related transactions, including the Financing Transactions and adjustments described in these notes, and are intended to reflect the impact of the Merger and the Financing Transactions on Axiall’s consolidated financial statements. The accompanying Unaudited Pro Forma Condensed Combined Financial Statements have been prepared using and should be read in conjunction with the respective audited and unaudited consolidated or combined (as the case may be) financial statements of each of Axiall and the PPG Chlor-alkali and Derivatives Business for the fiscal year ended December 31, 2011 and as of and for the nine months ended September 30, 2012. The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of future costs savings due to operating efficiencies or revenue synergies expected to result from the Merger. In addition, throughout the periods presented in the Unaudited Pro Forma Condensed Combined Financial Statements, the operations of the PPG Chlor-alkali and Derivatives Business were conducted and accounted for as part of PPG. The PPG Chlor-alkali and Derivatives Business’s audited and unaudited condensed financial statements have been derived from the PPG Chlor-alkali and Derivatives Business’s historical accounting records and reflect significant allocations of direct costs and expenses. All of the allocations and estimates in such financial statements are based on assumptions that the management of PPG believes are reasonable. The PPG Chlor-alkali and Derivatives Business’s financial statements do not necessarily represent the financial position of the PPG Chlor-alkali and Derivatives Business had it been operated as a separate independent entity.

The Unaudited Pro Forma Condensed Combined Statements of Income of Axiall combine the historical Consolidated Statements of Income of Axiall and the historical Combined Statements of Income of the PPG Chlor-alkali and Derivatives Business for the nine months ended September 30, 2012 and for the year ended December 31, 2011, to reflect the Merger and all related transactions, including the Financing Transactions, as if they had occurred as of January 1, 2011. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical Condensed Consolidated Balance Sheet of Axiall and the historical Condensed Combined Balance Sheet of the PPG Chlor-alkali and Derivatives Business as of September 30, 2012, giving effect to the Merger and all related transactions including the Financing Transactions and adjustments described in these notes, as if they had been consummated on September 30, 2012.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting with Axiall considered the acquirer of the PPG Chlor-alkali and Derivatives Business. The audited and unaudited historical combined financial statements of the PPG Chlor-alkali and Derivatives Business have been adjusted to reflect certain reclassifications in order to conform to Axiall’s financial statement presentation.

Note 2. Acquisition Adjustments

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable assets acquired and liabilities assumed, with the excess recorded as goodwill. The purchase price allocation in these Unaudited Pro Forma Condensed Combined Financial Statements is based upon the purchase price of $2,737.9.

This amount was derived in accordance with the Merger Agreement, as described further below, based on the closing price of Axiall common stock and the 34.6 shares of Axiall common stock issued and outstanding on January 25, 2013.

The following represents the purchase price paid in the Merger:

Equivalent new shares issued (par value $0.01)	35.2
Axiall common stock price per share on January 25, 2013	$50.24
Stock consideration transferred	1,770.9
Distributions to PPG	967.0
Total preliminary purchase price	$2,737.9

The purchase price is allocated as follows:

Cash and cash equivalents	$19.0
Receivables	281.5
Inventories	122.5
Prepaid expenses and other	14.5
Deferred income taxes	2.5
Property, plant and equipment	948.4
Goodwill	1,572.2
Intangible assets	1,131.0
Other assets, net	24.3
Accounts payable	(112.5)
Income taxes payable	(1.9)
Accrued compensation	(36.1)
Other accrued liabilities	(79.0)
Deferred income taxes	(641.0)
Other non-current liabilities	(376.2)
Noncontrolling interest	(131.3)
Total purchase price allocation	$2,737.9

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the following adjustments:

(A) Represents the distribution of $279.0 in cash and the $688.0 of notes for a combined total of $967.0 in connection with the Distribution to PPG.  The distribution included $67.0 related to additional working capital on hand at the PPG Chlor-Alkali and Derivatives Business on January 28, 2013, the closing date of the Merger.

(B) In connection with the Merger, Axiall incurred approximately $3.6 of cash expenses for deal related costs that were paid subsequent to September 30, 2012. These costs, which primarily consist of professional and legal fees, are exclusive of the approximately $26.0 in debt issuance costs described in Note 3(A).

(C) Represents the elimination of intercompany payables and receivables between Axiall and the PPG Chlor-alkali and Derivatives Business.

(D) A $56.5 increase in inventory to reflect the estimated fair value of the PPG Chlor-alkali and Derivatives Business, including the elimination of last-in, first-out (“LIFO”) reserves. Axiall accounts for inventory on a first-in, first-out (“FIFO”) basis.

(E) Prior to the Merger, Axiall and the PPG Chlor-alkali and Derivatives Business each owned a fifty percent interest in PHH, a manufacturing joint venture, which Axiall accounted for using the equity method. As a result of the Merger, Axiall obtained control of PHH. Adjustments were recorded to reclassify the Axiall and PPG Chlor-alkali and Derivatives Business ownership in historical equity investment balances of $0.6 and $0.7, respectively, to the following line items:

Property, plant and equipment	$1.1
Other assets	0.2
Total	$1.3

(F) Reclassifications were made to conform the balances of the PPG Chlor-alkali and Derivatives Business’s to Axiall’s financial statement presentation. Other accrued liabilities also includes $0.8 for current portion of acquired pension liability.  Other non-current liabilities also includes $59.1 for long-term portion of acquired pension liability.

(G) A $580.8 increase in property, plant and equipment to reflect the estimated fair value of the PPG Chlor-alkali and Derivatives Business’s property, plant and equipment. For purposes of determining the impact on the Unaudited Pro Forma Condensed Combined Statements of Income, the fair value of property, plant and equipment is being depreciated over an estimated weighted-average useful life of 10 years.

(H) Reflects the adjustment to goodwill of $1,572.2. The significant goodwill resulting from the Transactions is primarily due to the combined companies providing a significant increase in size and economies of scale, a significant increase in chlorine production flexibility, as prior to the Transactions Axiall produced only approximately half of its chlorine requirements, an increase in natural gas integration and significant strategic, geographic and product synergies. The goodwill created in the Merger is not expected to be deductible for tax purposes.

(I) Represents the elimination of $5.0 of existing intangible assets of the PPG Chlor-alkali and Derivatives Business and the recording of $1,131.0 identifiable intangible assets attributable to the Merger.

The estimated intangible assets attributable to the Merger are comprised of the following:

	Amount	Annual Amortization Expense	Quarterly Amortization Expense	Estimated Weighted Average Life (Years)
Technology	$14.9	$0.7	$0.2	22
Trade names	6.0	0.4	0.1	17
Customer relationships	1,110.1	58.4	14.6	19
	$1,131.0	$59.5	$14.9

The estimated fair values for this pro forma presentation for technology and trade names were measured using the relief-from-royalty method. This method assumes the technology and trade names have value to the extent that the owner is relieved of the obligation to pay royalties for the benefits received from them. Significant assumptions required to develop estimates using this method are revenue growth rates for the related brands, the appropriate royalty rate, an appropriate discount rate and obsolescence of technology.

The estimated fair values for this pro forma presentation for customer relationships were measured using the multi-period excess earnings method. The principle behind the multi-period excess earnings method is that the value of an intangible is equal to the present value of the incremental after-tax cash flows attributable to the subject intangible asset, after taking charges for the use of other assets employed by the business. Significant assumptions required for this method are revenue growth rates and profitability related to customers, customer attrition rates, contributory asset charges and an appropriate discount rate.

(J) Reflects an adjustment to deferred tax liabilities representing the deferred income tax liability based on the global blended statutory tax rate of 37.5% multiplied by the fair value adjustments made to the assets acquired and liabilities assumed, excluding goodwill. For purposes of these Unaudited Pro Forma Condensed Combined Financial Statements, a global blended statutory tax rate of 37.5% has been used. This does not reflect Axiall’s expected effective tax rate, which will include other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company. The adjustment was calculated as follows:

Current portion of deferred tax liability:
Inventory fair value adjustment	$56.5
Statutory tax rate	37.5%
Current deferred tax liability adjustment	$21.2

Non-current portion of deferred tax liability:
Identifiable intangible assets fair value adjustment	$1,126.0
Property, plant and equipment fair value adjustment	580.8
Total	$1,706.8
Statutory tax rate	37.5%
Non-current deferred tax liability adjustment	$640.1

(K) Stockholders’ equity and parent company investment has been adjusted for the following:

•                  Issuance of shares of Axiall common stock valued at $1,770.9 as consideration for the Merger. Of the new stock issued, $0.4 was recorded as par value of common stock and $1,770.5 will be recorded as additional paid-in capital.

•                  Elimination of the PPG Chlor-alkali and Derivatives Business’s parent company investment of $426.0 and the accumulated other comprehensive loss, net of tax of $185.0.

•                  A $117.3 increase to reflect the estimated fair value of the PPG Chlor-alkali and Derivatives Business’s noncontrolling interest.

•                  A $3.6 decrease to retained earnings to reflect cash expenses for deal related costs that were paid subsequent to September 30, 2012 as described in Note 2(B).

The Unaudited Pro Forma Condensed Combined Statements of Income reflect the following adjustments:

(L) Revenue from intercompany sales between the PPG Chlor-alkali and Derivatives Business and Axiall of $39.4 for the nine months ended September 30, 2012 and $88.2 for the year ended December 31, 2011 was eliminated.

(M) Cost of sales was adjusted as follows:

•                  An increase to reflect reclassification of the PPG Chlor-alkali and Derivatives Business’s historical depreciation cost from the depreciation and amortization line item of $30.9 for the nine months ended September 30, 2012 and $39.8 for the year ended December 31, 2011.

•                  An increase in depreciation expense of $68.8 for the nine months ended September 30, 2012 and $91.7 for the year ended December 31, 2011 resulting from an increase in the value of the PPG Chlor-alkali and Derivatives Business’s property, plant and equipment, as described in Note 2(G).

•                  An estimated $13.4 increase in cost of sales related to the estimated fair market value step-up adjustment of the PPG Chlor-alkali and Derivatives Business’s inventory for the year ended December 31, 2011.

•                  A decrease due to the removal of historical amortization of prior service cost and actuarial losses related to the PPG Chlor-alkali and Derivatives Business’s defined benefit pension plans and other postretirement benefit plans of $13.9 for the nine months ended September 30, 2012 and $13.9 for the year ended December 31, 2011. This decrease is included in the approximately $115.0 of annualized cost synergies expected to be realized in the first two years following the Merger.

•                  An elimination to remove the cost associated with sales between the PPG Chlor-alkali and Derivatives Business and Axiall of $37.3 for the nine months ended September 30, 2012 and $87.8 for the year ended December 31, 2011, including intercompany profit in ending inventory of $2.1 for the nine months ended September 30, 2012 and $0.4 for the year ended December 31, 2011.

•                  An increase to reflect the reclassification of the PPG Chlor-alkali and Derivatives Business’s historical research and development costs from the research and development line item of $0.2 for the nine months ended September 30, 2012 and $0.6 for the year ended December 31, 2011.

•                  An increase of $6.0 for the nine months ended September 30, 2012 and $4.0 for the year ended December 31, 2011 to adjust for changes in the PPG Chlor-alkali and Derivatives Business’s LIFO inventory reserve resulting from the conformance of the PPG Chlor-alkali and Derivatives Business’s inventory methodology of LIFO to FIFO.

(N) Selling, general and administrative expenses were adjusted as follows:

•                  The PPG Chlor-alkali and Derivatives Business’s historical amortization of intangible assets of $1.1 for the nine months ended September 30, 2012 and $1.2 for the year ended December 31, 2011 was reclassified from the depreciation and amortization line item and then eliminated.

•                  An increase in amortization expense of $44.6 for the nine months ended September 30, 2012 and $59.5 for the year ended December 31, 2011 resulting from adjustments to intangible assets described in Note 2(I).

•                  A decrease due to the removal of historical amortization of prior service cost and actuarial losses related to the PPG Chlor-alkali and Derivatives Business’s defined benefit pension plans and other postretirement benefit plans of $4.1 for the nine months ended September 30, 2012 and $4.1 for the year ended December 31, 2011.

•                  An increase to reflect the reclassification of the PPG Chlor-alkali and Derivatives Business’s historical research and development costs from the research and development line item of $0.8 for the nine months ended September 30, 2012 and $1.4 for the year ended December 31, 2011.

•                  An increase to reflect $13.2 in estimable and factually supportable costs associated with the Transition Services Agreement, the Shared Facilities, Services and Supply Agreement and other Additional Agreements, professional fees, consultants, information technology implementation, relocation and severance incurred in connection with the integration of Axiall and the PPG Chlor-alkali and Derivatives Business for the year ended December 31, 2011.

(O) Direct, incremental deal related costs of $16.3 reflected in the historical financial statements of Axiall for the nine months ended September 30, 2012 were removed due to their non-recurring nature. These costs primarily consist of professional and legal fees.

(P) For purposes of these Unaudited Pro Forma Condensed Combined Financial Statements, a global blended statutory tax rate of 37.5% has been used. This does not reflect Axiall’s effective tax rate, which will include other tax items such as state and foreign taxes as well as other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

(Q) Net income attributable to noncontrolling interests was decreased by $3.4 for the nine months ended September 30, 2012 and $4.9 for the year ended December 31, 2011 to reflect amortization of fair value adjustments attributable to the noncontrolling interest.

Note 3. Financing Adjustments

Upon consummation of the Merger and the Financing Transactions contemplated as a part of the Transactions, on a pro forma consolidated basis, Axiall incurred $967.0 in additional debt, comprised of the $279.0 Term Facility and $688.0 aggregate principal amount of the Splitco notes. The proceeds of the Term Facility and the Splitco notes were transferred to PPG as part of the Distribution. In connection therewith, the shares of Splitco common stock then outstanding were automatically converted into the greater of 35.2 shares of Axiall common stock and at least 50.5 percent of outstanding Axiall common stock after giving effect to such issuance. Following the Merger, Axiall’s pre-Merger stockholders continued to hold the remaining approximately 49.5 percent of Axiall’s common stock.

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the following adjustments:

(A) Represents the proceeds of $279.0 from the term loans under the Term Facility less expected debt issuance costs incurred of $26.0 (for both the $279.0 Term Facility and $688.0 Splitco notes). These debt issuance costs, which were paid with existing cash on hand, were capitalized and amortized using the effective interest method over the life of the Term Facility and the Splitco notes.

(B) As described above, in connection with the consummation of the Transactions, on a pro forma consolidated basis, Axiall incurred $967.0 in additional debt, comprised of the $279.0 Term Facility and $688.0 aggregate principal amount of the Splitco notes.

The Unaudited Pro Forma Condensed Combined Statements of Income reflect the following adjustments:

(C) To include interest expense on additional debt issued in connection with the Transactions.

	Rate	Principal Amount	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
Term loan	3.750%	$279.0	$7.8	$10.5
Senior unsecured notes	4.625%	$688.0	$23.9	$31.8
Total new debt		$967.0	$31.7	$42.3
Amortization of new debt issuance costs			$3.8	$5.1
Total interest expense			$35.5	$47.4

(D) For purposes of these Unaudited Pro Forma Condensed Combined Financial Statements, a global blended statutory tax rate of 37.5% has been used. This does not reflect Axiall’s effective tax rate, which will include other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

Note 4. Items Not Included

The following expected material nonrecurring charges related to the Merger and all related transactions, including the Financing Transactions, are not included or provided for in the Unaudited Pro Forma Condensed Combined Statements of Income:

•                  $3.6 of cash expenses for deal related costs that were paid subsequent to September 30, 2012.

•                  Certain other costs associated with the Transition Services Agreement, the Shared Facilities, Services and Supply Agreement and other Additional Agreements, professional fees, consultants’ fees, information technology implementation, relocation and severance not quantified in Note 2(N) above which will be incurred in connection with the integration of Axiall and the PPG Chlor-alkali and Derivatives Business. These agreements will have an impact on the statement of income, but such amounts are not currently estimable or factually supportable as they are primarily based upon the usage of services.

Axiall increased availability under the New ABL Revolver by $200.0, subject to applicable borrowing base availability and other conditions. The New ABL Revolver charges a fee that ranges from 25.0 basis points to 37.5 basis points depending upon the amount of the facility that is undrawn.

Other than the $18.0 combined decrease in the cost of sales and selling, general and administrative expense related to the PPG Chlor-Alkali and Derivative Business’s defined benefit pension plans and other post-retirement benefit plans, the Unaudited Pro Forma Condensed Combined Financial Statements also do not reflect benefits that may result from the realization of approximately $115.0 of annualized cost synergies expected to be fully realized in the first two years following the Merger.

As of December 31, 2011, Axiall had a valuation allowance of $101.3 recorded on its deferred tax assets. This valuation allowance relates predominately to Axiall’s Canadian deferred tax assets. As part of the purchase price allocation process resulting from the Merger, it is possible that deferred tax liabilities will be recorded in the Canadian jurisdiction that, if recorded, could result in a release of a portion of the valuation allowance. Any release of a valuation allowance on Axiall’s pre-Merger deferred tax assets will be recorded in the income statement in the period that the Merger is completed; however no such adjustment is included in the Unaudited Pro Forma Condensed Combined Financial Statements due to its nonrecurring nature.

A pre-tax gain of $23.5 was recorded to reflect the remeasurement of Axiall’s previously held equity interest in PHH as a result of Axiall obtaining control of PHH through the Merger.

HELPFUL DEFINITIONS

•                  “Additional Agreements” means the Employee Matters Agreement, the Tax Matters Agreement, the Shared Facilities, Services and Supply Agreement, the Transition Services Agreement, the Servitude Agreement, the Electric Generation, Distribution and Transmission Facilities Lease, the Chlorine, Liquid Caustic Soda and Hydrochloric Acid Sales Agreements and the Real Property Agreement;

•                  “Axiall,” “we,” “us” and “our” refer to Axiall Corporation (formerly known as Georgia Gulf Corporation) and its consolidated subsidiaries;

•                  “Axiall common stock” means the common stock, par value $0.01 per share, of Axiall;

•                  “Chlorine, Liquid Caustic Soda and Hydrochloric Acid Sales Agreements” means those certain agreements entered into at the date of the Separation between PPG and Axiall;

•                  “Debt Exchange” means the transfer of all or a portion of the Splitco notes by PPG on the closing date of the Merger to the initial purchasers or their affiliates that acted as selling securityholders in the Transactions in satisfaction of all or a portion of the PPG Debt held by affiliates of the initial purchasers;

•                  “Distribution” means the distribution by PPG of its shares of Splitco common stock to the holders of shares of PPG common stock by way of an exchange offer;

•                  “The Electric Generation, Distribution and Transmission Facilities Lease” means the Generation, Distribution and Transmission Facilities Lease entered into at the date of the Separation between PPG and Splitco;

•                  “Employee Matters Agreement” means the Employee Matters Agreement, dated as of July 18, 2012, by and among Axiall, PPG and Splitco;

•                  “Merger” means the combination of Axiall’s pre-Merger business and the PPG Chlor-alkali and Derivatives Business through the merger of Merger Sub with and into Splitco, whereby the separate corporate existence of Merger Sub ceased and Splitco continued as the surviving company and as a wholly-owned subsidiary of Axiall;

•                  “Merger Agreement” means the Agreement and Plan of Merger, dated as of July 18, 2012, by and among PPG, Splitco, Axiall and Merger Sub, as amended by Amendment No. 1 to the Merger Agreement, dated as of August 31, 2012;

•                  “Merger Sub” means Grizzly Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Axiall, and, unless the context otherwise requires, its subsidiaries;

•                  “PPG” means PPG Industries, Inc., a Pennsylvania corporation, and, unless stated otherwise or the context otherwise requires, its subsidiaries, other than Splitco and any of its subsidiaries;

•                  “PPG Chlor-alkali and Derivatives Business” means substantially all of the assets and liabilities of the business of PPG relating to the production of chlorine, caustic soda and related chemicals that were transferred to Splitco in the Separation;

•                  “PPG common stock” means the common stock, par value $1.66 2/3 per share, of PPG;

•                  “PPG Debt” means the senior unsecured bridge loans in the amount of $688.0 incurred by PPG on January 3, 2013 pursuant to that certain 180-day credit agreement among PPG, the lenders from time to time party thereto and Barclays Bank plc, as administrative agent;

•                  “Real Property Agreement” means the Real Property Agreement entered into at the date of the Separation, between PPG and Eagle Natrium LLC;

•                  “SEC” means the United States Securities and Exchange Commission;

•                  “Separation” means the transfer by PPG of the assets and liabilities related to the PPG Chlor-alkali and Derivatives Business, including certain subsidiaries of PPG, to Splitco;

•                  “Separation Agreement” means the Separation Agreement, dated as of July 18, 2012, between PPG and Splitco;

•                  “Servitude Agreement” means the Servitude Agreement entered into at the date of the Separation between PPG and Splitco;

•                  “Shared Facilities, Services and Supply Agreement” means the Shared Facilities, Services and Supply Agreement entered into at the date of the Separation between PPG and Splitco;

•                  “Special Distribution” means the distribution made in connection with the Transactions by Splitco to PPG consisting of (1) the cash proceeds of approximately $279.0 from the Term Facility and (2) all or a portion of the Splitco notes;

•                  “Splitco” means Eagle Spinco Inc., a Delaware corporation, and, prior to the Merger, a wholly-owned subsidiary of PPG, and, unless stated otherwise or the context otherwise requires, its subsidiaries;

•                  “Splitco common stock” means the common stock, par value $0.001 per share, of Splitco;

•                  “Splitco notes” means $688.0 in aggregate principal amount of 4.625% Senior Notes due 2021 issued by Splitco that are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the existing and future domestic subsidiaries of Splitco and, upon consummation of the Merger, became guaranteed by Axiall and each of its existing and future domestic subsidiaries (other than certain excluded subsidiaries);

•                  “Tax Matters Agreement” means the Tax Matters Agreement entered into at the date of the Separation by and among Axiall, PPG and Splitco;

•                  “Term Facility” means the $279.0 in new bank debt incurred by Splitco under a senior secured term loan facility, which are obligations of Splitco and its subsidiaries and, upon consummation of the Transactions, became guaranteed by Axiall and each of its existing and future domestic subsidiaries (other than certain excluded subsidiaries);

•                  “Transactions” means the transactions contemplated by the Merger Agreement and the Separation Agreement, which provided for, among other things, the Separation, the Term Facility, the Splitco notes, the Debt Exchange, the Distribution and the Merger; and

•                  “Transition Services Agreement” means the Transition Services Agreement entered into at the date of the Separation between PPG and Splitco.